 Exhibit 99.2

FINAL TRANSCRIPT

Conference Call Transcript TWMC - Q4 2007 Trans World Entertainment Corp. Earnings Conference Call Event Date/Time: Mar. 06. 2008 / 10:00AM ET

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FINAL TRANSCRIPT

Mar. 06. 2008 / 10:00AM ET, TWMC - Q4 2007 Trans World Entertainment Corp. Earnings Conference Call

CORPORATE PARTICIPANTS

Bob Higgins

Trans World Entertainment Corp. - Chairman and CEO

Jim Litwak

Trans World Entertainment Corp. - President and COO

John Sullivan

Trans World Entertainment Corp. - CFO

CONFERENCE CALL PARTICIPANTS

Matthew Fassler

Goldman Sachs - Analyst

Ian Corydon

B. RIley & Company, Inc. - Analyst

PRESENTATION

Operator

Good day ladies and gentlemen, and welcome to the Trans World Entertainment fourth quarter and annual 2007 results conference call. All participants are in a listen-only mode. Later we will conduct a question-and-answer session and instructions will follow at that time. (OPERATOR INSTRUCTIONS) As a reminder, this conference call is being recorded.

I would now like to introduce your host for today's presentation, Mr. Bob Higgins, Chairman and CEO of Trans World Entertainment. Mr. Higgins, you may begin, sir.

Bob Higgins - Trans World Entertainment Corp. - Chairman and CEO

Thank you, Howard. Good morning. On the call with me today are Jim Litwak, our President and Chief Operating Officer, and John Sullivan, our Chief Financial Officer.

Thank you for joining us today as we discuss our 2007 results. First, we want to update you on the strategic alternatives process that has been underway. The Special Committee of the Board continues to work. In light of the challenging macro economic environment and tighter credit markets, the timetable has been extended. We will continue to update you as necessary and we will not comment beyond this statement at this time.

Our January business had little effect on comparable sales results we reported back in January on our holiday sales call. The fourth quarter comp store sales finished down 12%. We also recorded certain noncash charges during the quarter, which we noted in our press release. John will speak to these later, but first Jim will update you on the final sales figures for the quarter and provide some color on the business.

Jim?

Jim Litwak - Trans World Entertainment Corp. - President and COO

Thank you, Bob. Good morning.

Total sales in the fourth quarter decreased 23% to $452 million. As a reminder, there was an extra week's results in the fourth quarter and annual period in 2006. Comp sales for the quarter were down 12%. By category, our fourth quarter comp sales were down 28% in music and down 6% in home video. Comp sales increased 9% in video games and increased 11% in our other categories, which include electronics, accessories and

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Mar. 06. 2008 / 10:00AM ET, TWMC - Q4 2007 Trans World Entertainment Corp. Earnings Conference Call

trend. In music, we saw poor performance in new releases as well as the continued decline of the category overall. Our top 50 in music was down 35% in the fourth quarter 2007 compared to last year. Home video sales were also impacted by poor performance in new releases. Our top video - our top 50 in video was down 12% in Q4 as compared to last year.

Video games performed well during the quarter due to improved hardware allocations of Wii, PS3 and Nintendo DS Lite, as well as improved software sales. There continues to be greater opportunity in this category, as availability expands during the next year. Comp sales in our other categories increased 11% on a combined basis during the quarter, and represented 15% of our business during the quarter compared to 11% last year. We are continuing the transformation of our business from one that was once dominated by music to one that is a full entertainment center for customers.

Moving on to results for the full fiscal 2007 year, total sales decreased 14% to $1.27 billion and a comp store sales - and comp store sales decreased 8%. For the year, our comp sales in music were down 23%, and the category represented 39% of our business, down from 46% in 2006. Comp sales in home video increased 1% during 2007, and the category represented 39% of our business, up from 36% in 2006. Comp sales in video games were up 8%, and the category represented 9% of our business, up from 8% in 2006. The other categories of electronics, accessories and trend comped up 14% for the year, and represented 13% of our total business, up from 10% in 2006. Within this category, we experienced particularly comparable sales in trend, which was an area focus for the company this year. The accelerated increase in these categories has helped us broaden our mix of entertainment products.

John will now take you through our financial results in more detail.

John Sullivan - Trans World Entertainment Corp. - CFO

Thank you, Jim, good morning.

I will first address our quarterly results and then turn to our annual results. For the fourth quarter of 2007, the company recorded a net loss of $66 million, or $2.12 per share. This compares to net income of $37.8 million or $1.17 per share in the fourth quarter of 2006. Included in the net less were two significant noncash charges. The first established a full valuation allowance against our deferred tax assets, pursuant to statement of financial accounting standards number 109 accounting for income taxes.

Each of the fiscal years 2005 and 2006 had positive before tax earnings. However, when you take into account our 2007 loss, there is a cumulative loss for the three years from 2005 to 2007. It is in this situation that we are required to take the allowance. It is important to note, however, that the tax deductions that give rise to these assets are still available and can be used in future periods when we have taxable income. The recording of the valuation allowance occurs through the tax expense line, and equalled $43.4 million or $1.39 a share. The second noncash charge was the result of recording an impairment charge against certain long-lived assets, pursuant to financial accounting standards number 144, impairment of long-lived assets.

Our sales decline in the fourth quarter was a dramatic reversal of a trend toward improving comparable sales results over the first three quarters of 2007. This, coupled with the large loss we incurred for the year, led us to perform a test for impairment of store assets. The result was a charge totaling $30.7 million, or $0.99 per share for the quarter. This represented about 28% of our total fixed assets and 5% of our total assets. Our earnings in the quarter before the impairment charge, depreciation, amortization, interest and taxes was $40 million.

Turning our attention to operational matters, our gross margin rate for the quarter was 33.7% compared to 34.7% last year, a decline of 100 basis points. 50 basis points of the decline relates to the liquidation of inventory in 149 stores we closed in the quarter. 30 basis points is due to a lower cost to market markdown booked for clearance merchandise in the quarter. 10 basis points is due to distribution costs, and 10 basis points due to an increase in inventory shrink costs. The SG&A rate for the quarter was 24.7% compared to 23.3% last year, an increase of 140 basis points. SG&A dollars decreased by $25.3 million or 18%.

60 basis points of the increase relates to severance costs incurred for the closedown of our Canton distribution facility, our fixture manufacturing facility, and the 149 stores closed in the quarter. 30 basis opponents relates to the impact of operating expenses in the stores closed during the quarter on the company, as they operate at a higher ratio to sales, and 50 basis points is due to the loss of leverage on our fixed costs on the decline in sales. Interest expense was $1.3 million in the quarter versus $1.4 million last year. The decrease was due to lower interest rates on our revolving line of credit.

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Mar. 06. 2008 / 10:00AM ET, TWMC - Q4 2007 Trans World Entertainment Corp. Earnings Conference Call

Moving on to the full fiscal year 2007, our net loss was $99.4 million or $3.20 per share. You may recall on our holiday sales call held on January 9, we indicated an annual loss between 15 and $20 million. If we exclude the noncash charges booked at year-end, and the impact the entries had on our final annual tax rate, we fell within that range. This compares to net income of $11.7 million or $0.36 per share in 2006. Our annual gross margin was 35.2%, slightly less than last year's 35.3%.

SG&A dollars were $49.2 million less than last your, or 10% less. This was not enough to offset the impact of the lower sales, as our expense rate increased to 34.2% from 32.8% in 2006. Interest expense was $6.1 million compared to $5.5 million last year. Our higher average borrowings were offset somewhat by lower interest rates in the latter part of the year.

Looking at our year-end 2007 balance sheet, we finished the year with cash balances of $75 million compared to $119 million last year. Our year end inventory position was $440 million, down from last year's $505 million. On a square foot basis, inventory was $86 a foot compared to last year's $85 a foot. After the seasonal pay down of accounts to vendors, we are currently borrowing on our line of credit at $20 million, which is $31 million less than where we were last year at this time.

As we go through 2008, we expect to have outstanding balances on our line less than last year's levels. This is largely due to the working capital that has been freed up from closed stores, which is equal to about $30 million. Having one less distribution center will reduce our inventory by another 20 to $30 million upon the final disposition of the inventory that was maintained there. During the fourth quarter we closed 149 stores, ending the year with 813 stores in operation, occupying 5.1 million square feet. This compares to 992 stores and 6 million square feet at the end of 2006.

I will now turn it back to Bob to provide you with our outlook for 2008.

Bob Higgins - Trans World Entertainment Corp. - Chairman and CEO

Thank you, John.

2007 was a very difficult year. Our transition to a full entertainment retailer is taking longer than expected. We were encouraged after the first three quarters of 2007 by an improving trend, as our comp sales declines were progressively less. At this time, certain categories of the business were doing very well. Then in the fourth quarter, our business turned rather dramatically. The declines in music continue at a far faster pace than we expected, and the economy grew weaker.

Our core strategy is still the right one, which centers on strengthening our brand, increasing sales in our core categories while expanding other entertainment product lines, improving our selling culture and improving the in-store experience and visual presence. While we work to improve our results, we continue to focus on the management of inventory and cash to provide the needed capital as we work through our transition. We are confident that along with our efforts to shed unprofitable stores and lower our expenses, we will improve our results.

We are mapping our business in 2008 to negative mid-single digit comp sales performance, and a total sales decline of approximately 17% due to a lower average store count. Gross margin is expected to be at the same rate as 2007, as we leverage our distribution costs to offset declines in rates due to a shift in our business. We will continue to focus on reducing expenses in line with sales, and expect EBITDA to come in between 5 and $10 million for the year.

I will close by saying we are committed to improving our performance in 2008. We are making the necessary adjustments and will continue to do so.

Now I'd like to open up the call to any questions anyone has. Howard?

QUESTION AND ANSWER

Operator

(OPERATOR INSTRUCTIONS)

Our first question or comment comes from the line of Matthew Fassler from Goldman Sachs. Your line is open, sir.

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Mar. 06. 2008 / 10:00AM ET, TWMC - Q4 2007 Trans World Entertainment Corp. Earnings Conference Call

Matthew Fassler - Goldman Sachs - Analyst

Thanks a lot, good morning gentlemen.

Bob Higgins - Trans World Entertainment Corp. - Chairman and CEO

Thank you.

Matthew Fassler - Goldman Sachs - Analyst

A couple of questions from you. First of all, on the merchandising front we had heard about some video game console shortages in January. JIm, I am curious if that was an issue for you, if you saw that in any way?

Jim Litwak - Trans World Entertainment Corp. - President and COO

It was a lesser issue for us, frankly, in January than it was in fourth quarter and we're starting to see that open up more so. So we think the market will be - as we go forward through '08, we feel confident that the market will be more open to us in regards to procuring the hardware product.

Matthew Fassler - Goldman Sachs - Analyst

So X-Box shortages didn't really impede you in the early part of this calendar year?

Jim Litwak - Trans World Entertainment Corp. - President and COO

You know, it was not really material, Matt, for January.

Matthew Fassler - Goldman Sachs - Analyst

Gotcha. Secondly, Bob, as you think about the real estate game plans, what is your thought process on the rough number of stores that you think you would close, and any color on the mix of stores that you would exit?

Bob Higgins - Trans World Entertainment Corp. - Chairman and CEO

We are going continue - you know, over the last 10 years we have averaged about 100 closures a year. You know, right now, I think the key is as we have stores expiring that our unprofitable stores, what kind of deal we can make with the landlord. Since the landlords have a number of closures today, I think we will be in a favorable environment there. So it is just hard for us to say right now on the store count, but we will not keep stores open that are not profitable stores.

Matthew Fassler - Goldman Sachs - Analyst

Gotcha. Okay, thanks so much.

Operator

Our next question or comment comes from the line of Ian Corydon from B. Riley & Company. Your line is open, sir.

Ian Corydon - B. RIley & Company, Inc. - Analyst

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Mar. 06. 2008 / 10:00AM ET, TWMC - Q4 2007 Trans World Entertainment Corp. Earnings Conference Call

Thanks. A question on the store closures. Could you talk about how much of that inventory was liquidated or returned to vendors, and what your feelings were on the margins you were able to get out of those products?

Bob Higgins - Trans World Entertainment Corp. - Chairman and CEO

Basically, it takes - you know, the majority of the stores were closed in January, so it takes a few months before you really see the impact of the inventory that you are returning to vendor or recycling through your system to use because it is inventory that you can use. What we do is when we have nonreturnable products such as trend merchandise, and merchandise like that, we are a little more aggressive on the sales of that at the store, and then what is left, we do transfer in the same district so that we can sell it off at marked-down prices. So it takes probably - probably a 90-day cycle before we see the real impact of the inventory. And the other thing I think is important, not just to stores, is the Canton DC, which we stopped shipping out of to stores at the end of January. That has got inventory in it that we have repositioned out of there, and some of that has not yet been returned to manufacturers, or we have a situation where we're using hat up and it is better for us to use it up than return it, and that takes another - you know, that takes about 90 days or so before we see the impact of that. So we think we will see some good inventory reductions from the store closings on a fairly timely basis.

Ian Corydon - B. RIley & Company, Inc. - Analyst

Okay. And I do have a follow-up on the DC. How much inventory did you say is there, and then how long will it take before you stop operating the facility? And if you can give us any sense for what the operating costs are for the facility?

Bob Higgins - Trans World Entertainment Corp. - Chairman and CEO

That facility stopped operating as far as shipping to stores as of February. All the merchandise will be out of there by the end of this month. And we had about - I think we had a little over $30 million, or about $30 million when we stopped shipping out of there, and that is the merchandise that we are transferring to our other two DCs, as well as recirculating through the system. As far as the cost of operations of that DC, John, do you want to comment on that?

John Sullivan - Trans World Entertainment Corp. - CFO

It is about $2 million that gets taken out of the system. Some of the variable expenses for the picking operation, what have - gets transferred to the other two distribution centers. But as far as the overall expense reduction, it is about $2 million.

Ian Corydon - B. RIley & Company, Inc. - Analyst

That's annual?

John Sullivan - Trans World Entertainment Corp. - CFO

Yes.

Bob Higgins - Trans World Entertainment Corp. - Chairman and CEO

The other thing that I think is important is that we are selling that distribution center. We owned it without any mortgage or anything.

Ian Corydon - B. RIley & Company, Inc. - Analyst

Do you have an estimate for the book value or estimated sales price?

Bob Higgins - Trans World Entertainment Corp. - Chairman and CEO

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Mar. 06. 2008 / 10:00AM ET, TWMC - Q4 2007 Trans World Entertainment Corp. Earnings Conference Call

We would rather not say at this time, but we hope that something is finalized by the next quarterly call.

Ian Corydon - B. RIley & Company, Inc. - Analyst

Thank you.

Operator

(OPERATOR INSTRUCTIONS) Mr. Higgins, I am showing no additional questions or comments in the queue at this time, sir.

Bob Higgins - Trans World Entertainment Corp. - Chairman and CEO

Okay, Howard. Well, thank you everyone for your time this morning. We look forward to giving you an update on the results at the end of our first quarter. Thank you very much.

Operator

Ladies and gentlemen, thank you for participating in today's conference. This concludes the program. You may now disconnect. Everyone have a wonderful day.

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